EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2013, with respect to the consolidated financial statements for the year ended December 30, 2012 included in the Annual Report of Kratos Defense & Security Solutions, Inc. on Form 10-K for the year ended December 28, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of Kratos Defense & Security Solutions, Inc. on Forms S-3 (File No. 333-53014, File No. 333-71618, File No. 333-74108, and File No. 333-198266), on Forms S-4 (File No. 333-150165, File No. 333-155604, File No. 333-167840, File No. 333-174745, File No. 333-174760, File No. 333-177493 and File No. 333-198265) and on Forms S-8 (File No. 333-90455, File No. 333-54818, File No. 333-71702, File No. 333-91852, File No. 333-116903, File No. 333-124957, File No. 333-127060, File No. 333-155317, File No. 333-157826, File No. 333-167839, File No. 333-171257, File No. 333-173383, File No. 333-177494, File No. 333-179977, File No. 333-182910, File No. 333-191156 and File No. 333-198268).

/s/ Grant Thornton LLP

San Diego, California
March 13, 2015